Exhibit 23.1


             Consent of Independent Registered Chartered Accountants

We consent to the incorporation by reference in the following Registration Statements of Volt Information Sciences, Inc.:

       o      Registration  Statement No. 333-13369 on Form S-8 dated October 3,
              1996;

       o Registration Statement No. 333-45903 on Form S-8 dated February 9, 1998; and

       o      Registration  Statement No.  333-106245 on Form S-8 dated June 18,
              2003;

of our report dated October 8, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the basis of presentation of the financial statements) on the financial statements of Directory and Operator Services business of Nortel Networks Corporation as at and for the year ended December 31, 2003 appearing in this Current Report on Form 8-K/A of Volt Information Sciences, Inc. dated (date of earliest event reported) August 2, 2004 (filed October 18, 2004).



/s/ Deloitte & Touche LLP

Independent Registered Chartered Accountants

Toronto, Canada

October 18, 2004